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                                                                    EXHIBIT 10.1


[LOGO OF CITY NATIONAL BANK]


                                                      MULTIPLE DISBURSEMENT NOTE
                                             (INTEREST TIED TO PRIME OR CD RATE)

$10,000,000.00                                             Note No. 643648/37167
                                      Technology Group - Los Angeles #240 Office
                                                        Sherman Oaks, California
                                                                 August 18, 2000


     On August 31, 2004, the undersigned, Digital Insight Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of City National Bank, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00) ("Credit Commitment"), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, equal to, at Borrower's option, either (a) the Prime Rate of CNB, as it exists from time to time, minus one percent (1.0%) per year, or (b) one and one-half percent (1.5%) above the rate of interest, as it exists from time to time, stated on the certificate of deposit pledged to CNB as a collateral for this Note. In the event Borrower fails to choose an interest rate, interest shall be computed as provided in clause (a) above. "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills, California, as its "Prime Rate." Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

     All or any portion of the principal of this Note may be borrowed from time to time prior to August 31, 2001, provided at the time of any borrowing no Event of Default (as herein defined exists, and provided further that the total borrowings outstanding at any one time shall not exceed the Credit Commitment. Each borrowing and repayment hereunder shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

     Interest accrued on this Note shall be payable on the last day of each month, commencing September 30, 2000.

     Principal shall be payable hereunder on the last day of each month in monthly installments, commencing September 30, 2001, each equal to the principal balance due on September 1, 2001, divided by 36.

     All accrued interest and unpaid principal shall be due and payable on August 31, 2004.

     The occurrence of any of the following shall constitute an "Event of Default" hereunder:

1. The failure to make any payment of principal or interest when due under this Note:

2. The filling of a petition by or against Borrower under any provisions of the Bankruptcy Code;

3.   The appointment of a receiver or an assignee for the benefit of creditors;

4. The commencement of dissolution or liquidation proceedings or the disqualification of Borrower;

5.   Any financial statement provided to CNB is materially false or misleading;

6. Any material default in the payment or performance of any obligation, or any default under any provisions of any contract or instrument pursuant to which Borrower has incurred any obligation, in an amount in excess of $500,000.00, individually or in the aggregate, for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

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7.   Any sale or transfer of all or a substantial or material part of the assets of Borrower other than in the ordinary course of business; or

8. Any material violation, breach or default under any letter agreement, guaranty, security agreement, deed of trust or any other contract or instrument executed in connection with this Note or securing this Note.

     Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by each Borrower, and CNB shall have no obligation to make any further advances hereunder. Each Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

     This Note and all matters relating thereto, shall be governed by the laws of the State of California.


                                   Digital Insight Corporation,
                                   a Delaware corporation


                                   By: /s/ Kevin McDonnell
                                      ------------------------------------------
                                      Kevin McDonnell, Senior Vice President/CFO



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     BANK USE ONLY
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